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                                                                  EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Hanmi Financial Corporation on Form S-4 of our report dated February 18, 2000, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP

Los Angeles, California
March 16, 2000